EXHIBIT 99.1

BJ’s Restaurants, Inc. Reports Fiscal First Quarter 2025 Results

Raises Annual Earnings Outlook and Share Repurchase Range

HUNTINGTON BEACH, Calif., May 01, 2025 (GLOBE NEWSWIRE) -- BJ’s Restaurants, Inc. (NASDAQ: BJRI) today reported financial results for its fiscal 2025 first quarter ended Tuesday, April 1, 2025.

Fiscal First Quarter 2025 Compared to First Quarter 2024

  Total revenues increased 3.2% to $348.0 million
  Comparable restaurant sales increased 1.7%
  Diluted net income per share was $0.58, an increase of 79.8% from $0.32
  Adjusted diluted net income per share(1) was $0.59, an increase of 68.6% from $0.35
  Restaurant level operating profit(1) was $55.6 million, an increase of 10.1%, with restaurant level operating profit margin of 16.0%, an increase of 100 basis points
  Adjusted EBITDA(1) was $35.4 million, an increase of 20.3% from $29.4 million
  The Company repurchased and retired approximately 404,000 shares of its common stock at a cost of approximately $14.1 million

  (1) Adjusted diluted net income per share, restaurant level operating profit and Adjusted EBITDA are non-GAAP measures. Reconciliations to GAAP measures and further information are set forth below.

“We are growing increasingly confident in our strategic growth plans and the effectiveness of our near-term initiatives that are focused on driving sales and profitability,” commented Brad Richmond, Interim Chief Executive Officer. “The accelerating pace of our progress has enabled us to raise and narrow our full-year earnings outlook, while also increasing our expectations for capital returns to our shareholders. With the strong momentum of our first quarter results, we are well positioned to deliver on our near-term profitability targets and advance our long-term strategy, which is aimed at significantly enhancing shareholder value,” continued Richmond.

Lyle Tick, President and Chief Concept Officer, added, “I am pleased with the progress we are making across both our short- and longer-term strategic initiatives. Whether it be the continued resonance of sales drivers like the Pizookie Meal Deal or the impact of our proactive facilities programs and focus on simplification, we are putting the guest and team member experience at the center of everything we do. As a result, we delivered another quarter of top-line growth driven by 2.7% traffic improvement, which beat the Black Box industry average by 320 basis points. We leveraged those sales and drove additional restaurant efficiencies, resulting in 100 and 150 basis-point improvements in restaurant level operating margins and Adjusted EBITDA margins year-over-year, respectively. Importantly, we are also seeing our guest satisfaction metrics improve. Our food, value, and recommend scores hit multi-year highs, giving us confidence the work we are doing has runway that we can continue to build upon. As we head into our celebration season during the second quarter, our momentum provides us a great opportunity to further drive sales and grow profit.”

“Looking ahead, we recently completed our brand positioning project, and our cross-functional teams are diligently working on moving our plans from strategy to action. We will begin to see this work coming to life across our menu, operations and marketing in the second half of the year,” concluded Tick.

Share Repurchase Program

During the first quarter of 2025, the Company repurchased and retired approximately 404,000 shares of its common stock at a cost of approximately $14.1 million. As of April 1, 2025, the Company had approximately $72 million remaining under its authorized share repurchase program.

2025 Financial Outlook

For fiscal 2025, and subject to uncertainty, including related to the U.S. consumer environment and impacts from trade policies, management is now anticipating the following

  Comparable restaurant sales growth of 2% to 3%
  Restaurant level operating profit of $210 million to $219 million
  Adjusted EBITDA of $131 million to $140 million
  Capital expenditures of $65 million to $75 million
  Share repurchases of $45 million to $55 million

Actual results may differ materially from the 2025 guidance set forth above as a result of, among other things, the factors described under “Forward-Looking Statements Disclaimer” below.

Investor Conference Call and Webcast

BJ’s Restaurants, Inc. will conduct a conference call on its first quarter 2025 earnings release today, May 1, 2025, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). Management will discuss the financial results and host a question-and-answer session. In addition, a live audio webcast of the call will be accessible to the public on the “Investors” page of the Company’s website located at http://www.bjsrestaurants.com, and a recording of the webcast will be archived on the site for 30 days following the live event. Please allow 15 minutes to register and download and install any necessary software.

About BJ’s Restaurants, Inc.

BJ’s Restaurants, Inc. is a national brand with brewhouse roots where Craft Matters®. BJ’s broad menu has something for everyone: slow-roasted entrees, like prime rib, BJ’s EnLIGHTened Entrees® including Cherry Chipotle Glazed Salmon, signature deep-dish pizza, and the often imitated, but never replicated world-famous Pizookie® dessert. The winner of the 2025 Vibe Vista Award for Best Beer Program, the winner of the 2024 Vibe Vista Award for Best Overall Beverage Program and the most decorated restaurant-brewery in the country, BJ’s has been a pioneer in the craft brewing world since 1996 and takes pride in serving BJ’s award-winning proprietary handcrafted beers, brewed at its brewing operations in four states and by independent third-party craft brewers. The BJ’s experience offers high-quality ingredients, bold flavors, moderate prices, sincere service, and a cool, contemporary atmosphere. Founded in 1978, BJ’s owns and operates over 200 casual dining restaurants in 31 states. All restaurants offer dine-in, take-out, delivery and large party catering. For more BJ’s information, visit http://www.bjsrestaurants.com.

Forward-Looking Statements Disclaimer

Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute “forward-looking” statements for purposes of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. Such statements include, but are not limited to, those regarding our anticipated fiscal 2025 comparable restaurant sales, restaurant level operating profit, Adjusted EBITDA, capital expenditures and share repurchases, as well as the success of various sales-building and productivity initiatives, future guest traffic trends, on and off-premise sales trends, cost savings initiatives and the number and timing of new restaurants expected to be opened in future periods. These “forward-looking” statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) any inability or failure to successfully and adequately address and offset rising costs, including the effects of tariffs and increases in energy, labor, construction and other operational costs, as well as changes in macroeconomic conditions and consumer spending, (ii) any inability to manage new restaurant openings, (iii) construction delays, (iv) wage inflation and competitive labor market conditions which may result in staffing shortages, (v) the impact of any union organizing efforts at our restaurants and our responses to such efforts, (vi) increases in minimum wage and other employment related costs, including compliance with the Patient Protection and Affordable Care Act and minimum salary requirements for exempt team members, (vii) the effect of credit and equity market disruptions on our ability to finance our continued expansion on acceptable terms, (viii) food quality and health concerns and the effect of negative publicity about us, our restaurants, other restaurants, or others across the food supply chain, due to food borne illness or other illnesses or other reasons, whether or not accurate, (ix) factors that impact California, Texas and Florida, where a substantial number of our restaurants are located, (x) restaurant and brewery industry competition, (xi) impact of certain brewing business considerations, including without limitation, dependence upon suppliers, third party contractors and distributors, and related hazards, (xii) consumer spending trends in general for casual dining occasions, (xiii) potential uninsured losses and liabilities due to limitations on insurance coverage, (xiv) fluctuating commodity costs and availability of food in general and certain raw materials related to the brewing of our craft beers and energy requirements, (xv) trademark and service-mark risks, (xvi) government regulations and licensing costs, including beer and liquor regulations, (xvii) loss of key personnel, (xviii) inability to secure acceptable sites, (xix) legal proceedings, (xx) the success of our key sales-building and related operational initiatives, (xxi) any failure of our information technology or security breaches with respect to our electronic systems and data, and (xxii) numerous other matters discussed in the Company’s filings with the Securities and Exchange Commission, including its recent reports on Forms 10-K, 10-Q and 8-K.

The “forward-looking” statements contained in this press release are based on current assumptions and expectations, and BJ’s Restaurants, Inc. undertakes no obligation to update or alter its “forward-looking” statements whether as a result of new information, future events or otherwise.

For further information, please contact Tom Houdek of BJ’s Restaurants, Inc. at (714) 500-2400 or ICR at (332) 242-4370 or at InvestorRelations@BJRI.com.

BJ’s Restaurants, Inc.
Unaudited Consolidated Statements of Operations
(Dollars in thousands except for per share data)

	First Quarter Ended
	April 1, 2025 (unaudited)		April 2, 2024 (unaudited)
Revenues	$347,973	100.0%	$337,334	100.0%
Restaurant operating costs (excluding depreciation and amortization):
Cost of sales	86,820	25.0	84,953	25.2
Labor and benefits	125,652	36.1	125,021	37.1
Occupancy and operating	79,911	23.0	76,858	22.8
General and administrative	21,752	6.3	22,997	6.8
Depreciation and amortization	18,277	5.3	17,873	5.3
Restaurant opening	438	0.1	590	0.2
Loss on disposal and impairment of assets, net	173	-	784	0.2
Total costs and expenses	333,023	95.7	329,076	97.6
Income from operations	14,950	4.3	8,258	2.4

Other (expense) income:
Interest expense, net	(1,230)	(0.4)	(1,411)	(0.4)
Other (expense) income, net	(61)	-	696	0.2
Total other expense	(1,291)	(0.4)	(715)	(0.2)
Income before income taxes	13,659	3.9	7,543	2.2

Income tax expense (benefit)	167	-	(180)	(0.1)
Net income	$13,492	3.9%	$7,723	2.3%

Net income per share:
Basic	$0.59		$0.33
Diluted	$0.58		$0.32

Weighted average number of shares outstanding:
Basic	22,683		23,318
Diluted	23,284		23,965
Percentages reflected above may not reconcile due to rounding.

BJ’s Restaurants, Inc.
Selected Consolidated Balance Sheet Information
(Dollars in thousands)
	April 1, 2025 (unaudited)	December 31, 2024
Cash and cash equivalents	$19,002	$26,096
Total assets	$1,019,847	$1,041,064
Total debt	$85,500	$66,500
Shareholders’ equity	$371,481	$370,017

BJ’s Restaurants, Inc.
Unaudited Supplemental Information
(Dollars in thousands)

	First Quarter Ended
	April 1, 2025		April 2, 2024
Stock-based compensation (1)
Labor and benefits	$400	0.1%	$508	0.2%
General and administrative	1,550	0.4	1,969	0.6
Total stock-based compensation	$1,950	0.6%	$2,477	0.7%

Operating Data
Comparable restaurant sales % change	1.7%		(1.7)%
Restaurants opened during period	1		1
Restaurants open at period-end	219		217
Restaurant operating weeks	2,835		2,808
(1) Percentages represent percent of total revenues and may not reconcile due to rounding.

Reconciliation of Non-GAAP Financial Measures

The Company is reporting certain non-GAAP financial results and related reconciliations to the corresponding GAAP financial measures. These non-GAAP measures are not in accordance with, or a substitute for, measures prepared in accordance with GAAP, and may be different from non-GAAP measures used by other companies. These measures should only be used to evaluate the Company’s results of operations in conjunction with corresponding GAAP measures.

Adjusted diluted net income per share is a non-GAAP financial measure that represents net income excluding adjustments intended to provide greater transparency of underlying performance and to allow investors to evaluate our business on the same basis as our management.

Restaurant level operating profit is equal to the revenues generated by our restaurants less their direct operating costs which consist of cost of sales, labor and benefits, and occupancy and operating costs. This performance measure primarily includes the costs that restaurant-level managers can directly control and excludes other operating costs that are essential to conduct the Company’s business, as detailed in the table below. Management uses restaurant level operating profit as a supplemental measure of restaurant performance. Management believes restaurant level operating profit is useful to investors in that it highlights trends in the operating results of our business that may not otherwise be apparent to investors when relying solely on GAAP financial measures.

Adjusted EBITDA is a non-GAAP financial measure that represents the sum of net income adjusted for certain expenses and gains/losses detailed within the reconciliation below. Management uses Adjusted EBITDA as a supplemental measure of our performance. Management believes these measures are useful to investors in that they highlight cash flow and trends in the operating results of our business that may not otherwise be apparent to investors when relying solely on GAAP financial measures.

The following tables, which provide a reconciliation of non-GAAP financial measures, presented in this release, to the most directly comparable financial measures calculated and presented in accordance with GAAP for the first quarter ended April 1, 2025, and April 2, 2024, are set forth below:

Supplemental Financial Information – Adjusted Diluted Net Income Per Share
(Unaudited, dollars in thousands)

	First Quarter Ended
	April 1, 2025		April 2, 2024
Net income	$13,492	3.9%	$7,723	2.3%

Loss on disposal and impairment of assets, net	173	-	784	0.2
Tax effect of adjustments (1)	(42)	-	(190)	(0.1)
After tax effect of adjustments	131	-	594	0.2

Adjusted net income	$13,623	3.9%	$8,317	2.5%

Diluted weighted average number of shares outstanding:	23,284		23,965
Diluted net income per share (as reported)	$0.58		$0.32
Adjusted diluted net income per share	$0.59		$0.35
Percentages above represent percent of total revenues and may not reconcile due to rounding.

(1)   The tax effect is based on the Company’s annual statutory tax rate of 24.2% for the thirteen weeks ending April 1, 2025 and April 2, 2024.

Supplemental Financial Information – Restaurant Level Operating Profit
(Unaudited, dollars in thousands)

	First Quarter Ended
	April 1, 2025		April 2, 2024
Income from operations	$14,950	4.3%	$8,258	2.4%
General and administrative	21,752	6.3	22,997	6.8
Depreciation and amortization	18,277	5.3	17,873	5.3
Restaurant opening	438	0.1	590	0.2
Loss on disposal and impairment of assets, net	173	-	784	0.2
Restaurant level operating profit	$55,590	16.0%	$50,502	15.0%
Percentages above represent percent of total revenues and may not reconcile due to rounding.

Supplemental Financial Information – Net Income to Adjusted EBITDA
(Unaudited, dollars in thousands)

	First Quarter Ended
	April 1, 2025		April 2, 2024
Net income	$13,492	3.9%	$7,723	2.3%
Interest expense, net	1,230	0.4	1,411	0.4
Income tax expense (benefit)	167	-	(180)	(0.1)
Depreciation and amortization	18,277	5.3	17,873	5.3
Stock-based compensation expense	1,950	0.6	2,477	0.7
Other expense (income), net	61	-	(696)	(0.2)
Loss on disposal and impairment of assets, net	173	-	784	0.2
Adjusted EBITDA	$35,350	10.2%	$29,392	8.7%
Percentages above represent percent of total revenues and may not reconcile due to rounding.